EXHIBIT 99.1

FOR IMMEDIATE RELEASE

TETRA TECHNOLOGIES, INC.
ANNOUNCES FIRST QUARTER 2014 RESULTS

The Woodlands, Texas (May 9, 2014) - TETRA Technologies, Inc. (TETRA or the Company) (NYSE:TTI) today announced a first quarter 2014 loss from continuing operations attributable to TETRA stockholders of $(0.09) per share compared to net income of $0.02 per share reported in the first quarter of 2013. These first quarter 2014 results include a pretax loss by the Maritech segment of $(6.5) million, or approximately $(0.05) per share after tax, compared to a pretax loss by the Maritech segment of $(4.9) million, or approximately $(0.04) per share after tax, in the first quarter of 2013.

Highlights of the 2014 first quarter include:

•
an adjusted first quarter 2014 loss per share attributable to TETRA stockholders of $(0.04), excluding Maritech’s pretax loss of $(0.05) per share (adjusted first quarter 2014 loss is a non-GAAP financial measure that is reconciled to the nearest GAAP measure in the tables below);

•
free cash flow excluding Maritech and acquisitions of $20.5 million (free cash flow excluding Maritech and acquisitions is a non-GAAP financial measure that is reconciled to the nearest GAAP measure in the tables below); and

•	successful completion of periodic dry dock inspections of the Company’s two heavy lift derrick barges, both of which returned to service at the beginning of the second quarter.

Consolidated revenues for the quarter ended March 31, 2014 were $212.9 million versus $208.6 million in the first quarter of 2013. Total gross profit was $24.9 million in the first quarter of 2014 versus $38.4 million in the first quarter of 2013. Income (loss) before discontinued operations was $(6.1) million in the first quarter of 2014 versus $2.1 million in the comparable period of 2013. Net income (loss) attributable to TETRA stockholders was $(6.9) million in 2014's first quarter versus $1.3 million in 2013's first quarter. The foregoing results include the impact of the Maritech segment. As discussed below, management believes that it is helpful to an understanding of the Company's business going forward to present financial results excluding the impact of Maritech. Such results, reconciled to the nearest GAAP financial measures, are included at the end of this press release.

Consolidated results per share from continuing operations attributable to TETRA stockholders for the first quarter of 2014 were a loss of $(0.09) with 78.3 million weighted average common shares outstanding versus net income of $0.02 with 78.4 million weighted average diluted common shares outstanding in the first quarter of 2013. As of March 31, 2014, total debt was $390.0 million and cash was $30.3 million.

Divisional pretax earnings (loss) from continuing operations in the first quarter of 2014 versus the first quarter of 2013 were as follows:

	1Q 2014	1Q 2013
	(In Millions)
Fluids Division	$18.5	$17.0
Production Testing	(2.8)	6.3
Compressco	5.2	5.2
Offshore Services	(8.0)	(5.2)
Maritech	(6.5)	(4.9)

Additional financial data comparing the first quarter of 2014 to the prior quarterly period is available in the financial tables set forth below.

Stuart M. Brightman, TETRA's President and Chief Executive Officer, stated, “Our adjusted first quarter 2014 loss of $(0.04) per share reflects the negative impact of weather on our U.S. operations, a continued delay in increased activity in the U.S. and Mexico for our testing business, and delays in certain deepwater Gulf of Mexico fluids projects. Overall, we believe that, with the exception of the Production Testing segment, all of our operating segments will continue to perform in-line with our previously announced annual guidance. For our Production Testing segment, revenue recovery continues to be slower than we previously anticipated.

“Our Fluids Division reported record-setting revenues for the first quarter of 2014. This was driven by continued strength in most of our business units as well as the favorable impact of the January 2014 acquisitions of WIT Water Transfer, LLC (d.b.a. TD Water Transfer), and the remaining ownership interest in our Saudi Arabian joint venture. The Fluids Division’s first quarter 2014 results also include a nonrecurring gain of $2.7 million related to our acquisition of the Saudi joint venture, partially offset by special charges of $0.4 million. Excluding this gain, the Division showed a modest decline in profitability both sequentially and compared to the prior year, primarily as a result of delays in certain Gulf of Mexico deepwater fluids projects and unfavorable weather during the quarter.

“For our Production Testing segment, profitability decreased in the first quarter of 2014 both sequentially and compared to the prior year’s first quarter. The segment’s first quarter 2014 results include special charges of $1.9 million. The quarter was negatively impacted by a decline in revenues in the U.S. and Mexico. However, based on current customer commitments and recent awards, we anticipate that U.S. revenue will improve in the second quarter of this year. While we are making some progress with our sales initiative to expand our customer base, transitioning new customer work to TETRA has taken slightly longer than we anticipated. We expect recovery for the Production Testing segment in Mexico to proceed at a slower pace, and we do not anticipate a material improvement during the remainder of 2014.

“Revenues for our Compressco segment decreased slightly in the first quarter of 2014 compared to 2013’s fourth quarter, primarily due to lower sales of compressors and parts. Compressco’s activity level in Mexico continues to recover at a better pace than for the Production Testing segment, due to our major customer’s focus on late-life production. In addition, we remain optimistic regarding Compressco’s growth opportunities in our unconventional service applications for the U.S. and other international markets through the balance of this year. Following the end of the first quarter, on April 21, 2014, Compressco Partners announced an increased cash distribution attributable to 2014’s first quarter of $0.445 per outstanding unit. This represents the sixth increase in quarterly distributions over the past seven quarters.

“For the first quarter of 2014 our Offshore Services segment reported a pretax loss of $(8.0) million, which compares unfavorably to the prior year’s first and fourth quarters. The main factor in this shortfall was the planned dry-dock required on our two heavy lift derrick barges, which kept both vessels out of the market for the entire quarter. We entered the second quarter with a solid backlog, and we expect to benefit from our typical, seasonal improvement during the second and third quarters.

“Our Maritech segment recorded an adjustment to its abandonment and decommissioning liabilities of $7.9 million in the first quarter of 2014 due to challenges encountered during work on two wells. We expect to complete work on these two wells during the second quarter, and we anticipate completing the vast majority of the remaining abandonment and decommissioning work on operated properties by the end of the third quarter.

“We generated $20.5 million of free cash flow excluding Maritech and acquisitions during the first quarter of 2014. This is strong validation that, despite our first quarter shortfall in profitability, we remain on-track to achieve our 2014 goal of $80 million of free cash flow excluding Maritech and acquisitions.”

As a result of Maritech's sale of essentially all of its oil and gas properties during 2011 and 2012, the Company believes it will be helpful to provide adjusted financial results that exclude the impact of Maritech. These results are intended to show TETRA's historical results of operations on a basis that is consistent with expected operations going forward. Set forth below in this press release under “Reconciliation of Non-GAAP Financial Measures” is a presentation of TETRA's consolidated free cash flow excluding Maritech, consolidated revenues excluding Maritech, consolidated gross profit excluding Maritech, and consolidated income before taxes and discontinued operations excluding Maritech, all of which are non-GAAP financial measures that are reconciled to the nearest GAAP measures.

TETRA will host a conference call to discuss first quarter 2014 results today, May 9, 2014, at 10:30 am ET. Stuart M. Brightman, TETRA's President and Chief Executive Officer, and Elijio V. Serrano, TETRA's Chief Financial Officer, will host the call. The phone number for the call is 877/870-4263. The conference will also be available by live audio webcast and may be accessed through TETRA's website at www.tetratec.com.

TETRA is a geographically diversified oil and gas services company focused on completion fluids and associated products and services, water management, after-frac flow back, production well testing, offshore rig cooling, compression based production enhancement, and selected offshore services, including well plugging and abandonment, decommissioning, and diving.

Forward Looking Statements

This press release includes certain statements that are deemed to be forward-looking statements. Generally, the use of words such as “may,” “expect,” “intend,” “estimate,” “projects,” “anticipate,” “believe,” “assume,” “could,” “should,” “plans,” “targets” or similar expressions that convey the uncertainty of future events, activities, expectations or outcomes identify forward-looking statements that the Company intends to be included within the safe harbor protections provided by the federal securities laws. These forward-looking statements include statements concerning expected results of operational business segments for 2014, anticipated benefits from the Company's acquisitions of assets and businesses, projections concerning the Company's business activities in the Gulf of Mexico, financial guidance, estimated earnings, earnings per share, and statements regarding the Company's beliefs, expectations, plans, goals, future events and performance, and other statements that are not purely historical. These forward-looking statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of risks and uncertainties, many of which are beyond the control of the Company. Investors are cautioned that any such statements are not guarantees of future performances or results and that actual results or developments may differ materially from those projected in the forward-looking statements. Some of the factors that could affect actual results are described in the section titled “Risk Factors” contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2013, as well as other risks identified from time to time in its reports on Form 10-Q and Form 8-K filed with the Securities and Exchange Commission.

Financial Data (unaudited)
	Three Months Ended March 31,
	2014	2013
	(In Thousands)
Revenues	$212,857	$208,559
Gross profit	24,850	38,360

General and administrative expense	33,420	33,228
Interest expense, net	4,711	4,200
Other (income) expense	(2,598)	(2,279)
Income before taxes and discontinued operations	(10,683)	3,211
Provision (benefit) for income taxes	(4,593)	1,111
Income (loss) before discontinued operations	(6,090)	2,100
Income from discontinued operations, net of taxes	—	—
Net income (loss)	(6,090)	2,100
Net (income) attributable to noncontrolling interest	(844)	(797)
Net income (loss) attributable to TETRA stockholders	$(6,934)	$1,303

	Three Months Ended March 31,
	2014	2013
	(In Thousands, Except Per Share Amounts)
Basic per share information:
Income (loss) before discontinued operations attributable to TETRA stockholders	$(0.09)	$0.02
Income (loss) from discontinued operations attributable to TETRA stockholders	—	—
Net income (loss) attributable to TETRA stockholders	$(0.09)	$0.02
Weighted average shares outstanding	78,306	77,671

Diluted per share information:
Income (loss) before discontinued operations attributable to TETRA stockholders	$(0.09)	$0.02
Income (loss) from discontinued operations attributable to TETRA stockholders	—	—
Net income (loss) attributable to TETRA stockholders	$(0.09)	$0.02
Weighted average shares outstanding	78,306	78,395

Depreciation and amortization	$23,040	$19,671

	Three Months Ended March 31,
	2014	2013
	(In Thousands)
Revenues by segment:
Fluids Division	$105,145	$94,040
Production Enhancement Division
Production Testing	43,638	54,607
Compressco	29,764	30,825
Intersegment eliminations	(624)	(280)
Production Enhancement Division total	72,778	85,152
Offshore Division
Offshore Services	35,330	37,649
Maritech	1,376	1,160
Intersegment eliminations	(1,787)	(9,394)
Offshore Division total	34,919	29,415
Eliminations and other	15	(48)
Total revenues	$212,857	$208,559

Gross profit (loss) by segment:
Fluids Division	$24,392	$24,345
Production Enhancement Division
Production Testing	2,154	10,221
Compressco	9,964	9,445
Intersegment eliminations	3	—
Production Enhancement Division total	12,121	19,666
Offshore Division
Offshore Services	(4,983)	(1,522)
Maritech	(6,126)	(3,579)
Intersegment eliminations	—	—
Offshore Division total	(11,109)	(5,101)
Eliminations and other	(554)	(581)
Total gross profit	$24,850	$38,329

Income (loss) before taxes and discontinued operations by segment:
Fluids Division	$18,477	$17,005
Production Enhancement Division
Production Testing	(2,798)	6,298
Compressco	5,187	5,225
Intersegment eliminations	3	—
Production Enhancement Division total	2,392	11,523
Offshore Division
Offshore Services	(7,972)	(5,203)
Maritech	(6,539)	(4,908)
Intersegment eliminations	—	—
Offshore Division total	(14,511)	(10,111)
Corporate overhead	(17,041)	(15,206)
Total income before taxes and discontinued operations	$(10,683)	$3,211

	March 31, 2014	December 31, 2013
	(In Thousands)
Balance Sheet:
Cash (excluding restricted cash)	$30,302	$38,754
Accounts receivable, net	169,555	180,659
Inventories	98,325	100,792
Other current assets	52,268	53,734
PP&E, net	582,816	572,616
Other assets	285,020	259,978
Total assets	$1,218,286	$1,206,533

Current portion of decommissioning liabilities	31,326	$38,700
Other current liabilities	160,556	134,326
Long-term debt	389,974	387,727
Long-term portion of decommissioning liabilities	15,841	12,204
Other long-term liabilities	30,942	36,078
Equity	589,647	597,498
Total liabilities and equity	$1,218,286	$1,206,533

Reconciliation of Non-GAAP Financial Measures

This press release refers to net debt, free cash flow excluding Maritech and acquisitions, revenues excluding Maritech, gross profit excluding Maritech, income before taxes excluding Maritech, and diluted per share information excluding Maritech, all of which are financial measures not derived in accordance with generally accepted accounting principles, or “GAAP.”

As a supplement to financial results prepared in accordance with GAAP, the Company has provided the following tables, which contain results excluding the impact of Maritech. The tables also include reconciliations of free cash flow excluding Maritech and acquisitions, consolidated revenues excluding Maritech, consolidated gross profit excluding Maritech, consolidated income before taxes excluding Maritech, and net income per diluted share excluding Maritech, to the appropriate GAAP financial measures. The Company's management views free cash flow excluding Maritech and acquisitions, consolidated revenues excluding Maritech, consolidated gross profit excluding Maritech, consolidated income before taxes excluding Maritech, and net income per diluted share excluding Maritech as appropriate measures to evaluate its results of operations following the sales of Maritech oil and gas producing properties that occurred during 2011 and 2012. These non-GAAP financial measures may not be comparable to similarly titled measures used by other companies and should not be used as a substitute for free cash flow, revenues, gross profit, income before taxes, earnings per share or other measures of financial performance presented in accordance with GAAP. Reconciliations of free cash flow excluding Maritech and acquisitions, consolidated revenues excluding Maritech, consolidated gross profit excluding Maritech, consolidated income before taxes excluding Maritech, and net income per diluted share excluding Maritech for the three month periods ended March 31, 2014 and March 31, 2013 are provided below.

	Three Months Ended March 31,
	2014	2013
	(In Thousands)
Net cash provided by (used in) operating activities	$36,070	$15,048
Less: net cash used in Maritech decommissioning activities	13,307	25,658
Less: capital expenditures	(28,835)	(26,412)
Free cash flow excluding Maritech	$20,542	$14,294

	Three Months Ended March 31,
	2014	2013
	(In Thousands, Except Per Share Amounts)

Consolidated revenues	$212,857	$208,559
Less: Maritech revenues	(1,376)	(1,160)
Consolidated revenues excluding Maritech	$211,481	$207,399

Consolidated gross profit	$24,850	$38,360
Less: Maritech gross loss	6,126	3,579
Consolidated gross profit excluding Maritech	$30,976	$41,939

Consolidated income (loss) before taxes and discontinued operations	$(10,683)	$3,211
Less: Maritech loss before taxes	6,539	4,908
Consolidated income before taxes and discontinued operations excluding Maritech and unusual charges	$(4,144)	$8,119

Diluted per share information:
Net income (loss) attributable to TETRA stockholders	$(0.09)	$0.02
Loss for Maritech	0.05	0.04
Net income attributable to TETRA stockholders excluding Maritech and unusual charges	$(0.04)	$0.06

The following reconciliation of net debt is also presented as a supplement to financial results prepared in accordance with GAAP. The Company defines net debt as the sum of long-term and short-term debt on its consolidated balance sheet, less cash, excluding restricted cash on the consolidated balance sheet and excluding the debt and cash of Compressco Partners, L.P. Management views net debt as a measure of TETRA's ability to reduce debt, add to cash balances, pay dividends, repurchase stock, and fund investing and financing activities. A reconciliation of long-term debt to net debt as of March 31, 2014 and December 31, 2013 is provided below.

	March 31, 2014	December 31, 2013
	(In Thousands)
Net Debt:
Long-term debt, including current portion	$357,754	$357,857
Less: cash, excluding Compressco Partners' cash	(17,669)	(29,277)
Net debt	$340,085	$328,580

These reconciliations are not a substitute for financial information prepared in accordance with GAAP and should be considered within the context of the complete financial results for the given period.

Contact:
TETRA Technologies, Inc., The Woodlands, Texas
Stuart M. Brightman, 281/367-1983
Fax: 281/364-4346
www.tetratec.com